UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 31, 2023
PACIRA BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35060	51-0619477
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5401 West Kennedy Boulevard, Suite 890
Tampa, Florida 33609
(Address and Zip Code of Principal Executive Offices)

(813) 553-6680
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PCRX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 31, 2023, Pacira BioSciences, Inc. (the “Company”) entered into a credit agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent and certain lenders, to refinance the indebtedness outstanding under the Company’s credit agreement, dated as of December 7, 2021, relating to the Company’s term loan B facility (the “Existing Credit Agreement”).

The Credit Agreement provides for a single-advance term loan A facility in the principal amount of $150.0 million, which is secured by substantially all of the Company’s and any subsidiary guarantor’s assets and is scheduled to mature on March 31, 2028, subject to certain exceptions set forth in the Credit Agreement. Subject to certain conditions, the Company may, at any time, on one or more occasions, add one or more new classes of term facilities and/or increase the principal amount of the loans of any existing class by requesting one or more incremental term facilities.

Each term loan borrowing which is an alternate base rate borrowing will bear interest at a rate per annum equal to (i) the Alternate Base Rate (as defined in the Credit Agreement), plus (ii) a spread based on the Company’s Senior Secured Net Leverage Ratio (as defined in the Credit Agreement) ranging from 2.00% to 2.75%. Each term loan borrowing which is a term benchmark borrowing or daily simple SOFR borrowing will bear interest at a rate per annum equal to (i) the Adjusted Term SOFR Rate or Adjusted Daily Simple SOFR (as each is defined in the Credit Agreement), plus (ii) a spread based on the Company’s Senior Secured Net Leverage Ratio ranging from 3.00% to 3.75%.

The Credit Agreement also contains customary affirmative and negative covenants, financial covenants, representations and warranties, events of default and other provisions.

The foregoing summary of the Credit Agreement does not purport to be complete and is subject to and is qualified in its entirety by the terms of the Credit Agreement, which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

On March 31, 2023, the Company used the $150.0 million of borrowings, together with cash on hand, to repay the indebtedness outstanding under the Existing Credit Agreement and terminated the Existing Credit Agreement. The Company incurred a prepayment fee of 2.00% of the outstanding principal balance of the Existing Credit Agreement. A description of the Existing Credit Agreement is included in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 19, 2021, and is incorporated herein by reference.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01. Other Events.

On April 3, 2023, the Company issued a press release relating to, among other things, the entry into the Credit Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

(d) Exhibits

Exhibit Number	Description
10.1*	Credit agreement, dated as of March 31, 2023, by and among Pacira BioSciences, Inc., the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

99.1	Press Release dated April 3, 2023.

104	Cover Page Interactive Data File (Formatted as Inline XBRL)

*	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to supplementally furnish copies of any omitted schedules and exhibits to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIRA BIOSCIENCES, INC. (REGISTRANT)

Dated:	April 3, 2023	By:	/s/ KRISTEN WILLIAMS
Kristen Williams
Chief Administrative Officer and Secretary